UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Prattville Forbearance Agreement

On April 22, 2020, Lodging Fund REIT III, Inc. (the “Company”), through LF3 Prattville, LLC and LF3 Prattville TRS, LLC (collectively, the “Prattville Borrower”), which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, and Corey R. Maple (“Guarantor”), who is the Company’s Chairman of the Board and Chief Executive Officer and guarantor under the Prattville Loan (as defined below), entered into a Forbearance Agreement (the “Prattville Forbearance Agreement”) with Wells Fargo Bank, National Association (the “Lender”), to be effective May 1, 2020, amending the terms of the Prattville Borrower’s original Loan Agreement (the “Prattville Loan”)with Lender, dated July 11, 2019, in the original principal amount of $9.6 million. Pursuant to the Prattville Forbearance Agreement, the Prattville Borrower will not make interest payments that will become due and payable during the Prattville Forbearance Period (as defined below) which constitute Events of Default under the terms of the Prattville Loan (collectively, the “Prattville Projected Events of Default”).  However,  during the Prattville Forbearance Period, the Lender agreed to forbear from exercising any available rights and remedies under the Prattville Loan and other Loan Documents (as defined in the Prattville Loan) to the extent such rights and remedies arise as a result of the Prattville Projected Events of Default. The forbearance period (the “Prattville Forbearance Period”) shall be the period beginning May 1, 2020 through and including July 31, 2020, subject to earlier termination upon the earlier to occur of (a) the breach by the Prattville Borrower or the Guarantor of any conditions, covenants, agreements, terms, representations or warranties of the Prattville Forbearance Agreement; and (b) any Default under the Loan Documents (as defined in the Prattville Loan) other than the Prattville Projected Events of Default.

Southaven Forbearance Agreement

On April 22, 2020, the Company, through LF3 Southaven, LLC and LF3 Southaven TRS, LLC (collectively, the “Southaven Borrower”), which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, and Guarantor, as guarantor under the Southaven Loan (as defined below), entered into a Forbearance Agreement (the “Southaven Forbearance Agreement”) with Lender, to be effective May 1, 2020, amending the terms of the Southaven Borrower’s original Loan Agreement (the “Southaven Loan”) with the Lender, dated February 21, 2020, in the original principal amount of $13.5 million. Pursuant to the Southaven Forbearance Agreement, the Southaven Borrower will not make interest payments that will become due and payable during the Southaven Forbearance Period (as defined below) which constitute Events of Default under the terms of the Southaven Loan (collectively, the “Southaven Projected Events of Default”).  However,  during the Southaven Forbearance Period, the Lender agreed to forbear from exercising any available rights and remedies under the Southaven Loan and other Loan Documents (as defined in the Southaven Loan) to the extent such rights and remedies arise as a result of the Southaven Projected Events of Default. The forbearance period (the “Southaven Forbearance Period”) shall be the period beginning May 1, 2020 through and including July 31, 2020, subject to earlier termination upon the earlier to occur of (a) the breach by the Southaven Borrower or the Guarantor of any conditions, covenants, agreements, terms, representations or warranties of the Southaven Forbearance Agreement; and (b) any Default under the Loan Documents (as defined in the Southaven Loan) other than the Southaven Projected Events of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: April 28, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary